UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
October 17, 2013
Date of Report (Date of earliest event reported)
CYPRESS SEMICONDUCTOR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1– 10079	94-2885898
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

198 Champion Court
San Jose, California 95134-1599

(Address of principal executive offices)
(408) 943-2600
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On October 17, 2013, Cypress Semiconductor Corporation (the “Company”) voluntarily entered into Amendment No. 1 to Credit and Guaranty Agreement (the “Amendment”), which amends the Credit and Guaranty Agreement (the “Credit Agreement”) by and among the Company, the guarantors from time to time party thereto, the lenders from time to time party thereto (the “Lenders”), Morgan Stanley Senior Funding, Inc., as administrative agent and collateral agent, JPMorgan Chase Bank, N.A. and Silicon Valley Bank, as syndication agents, and Bank of America N.A., JPMorgan Chase Bank, N.A., Royal Bank of Canada, UBS Securities LLC and Union Bank N.A., as documentation agents. The Amendment provides for, among other things, a reduction of the revolving credit facility (the “Revolving Credit Facility”) from $430,000,000 to $300,000,000 and amendments to the minimum fixed charge coverage ratio, maximum total leverage ratio, maximum secured leverage ratio and minimum liquidity covenants in the Credit Agreement. These amendments took effect on October 17, 2013.
Additional details of the Credit Agreement were previously disclosed in the Company’s Form 8-K filed with the Securities and Exchange Commission on June 28, 2012, and are incorporated herein by reference.
The foregoing description is qualified in its entirety by reference to the Amendment, which is attached as Exhibit 10.1 to this Current Report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)    Exhibits

Exhibit	Description

10.1
Amendment No. 1 to Credit and Guaranty Agreement, dated as of October 17, 2013, by and among Cypress Semiconductor Corporation, the lenders party thereto and Morgan Stanley Senior Funding, Inc., as administrative agent for the lenders.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
CYPRESS SEMICONDUCTOR CORPORATION

Date: October 20, 2013	By: __/s/Brad W. Buss________________________
Brad W. Buss
Chief Financial Officer, Executive Vice President, Finance and Administration